UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2010

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd.
Melbourne, FL		32901

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Amended and Restated Employment Agreement

On April 13, 2010, the Benefits and Compensation Committee of the Board of Directors of The Goldfield Corporation ( the "Company") authorized the Company to enter into an amendment (the "Amendment") to the Amended and Restated Employment Agreement dated as of November 1, 2001, by and between the Company and John H. Sottile (the "Employment Agreement").  The Amendment clarifies the payments due to Mr. Sottile's estate in the event his employment is terminated due to his death, explicitly provides that any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation and the payments due to Mr. Sottile that are based thereon, and adds new provisions relating to the timing and sequence of payments to be made to Mr. Sottile, which are designed to ensure compliance with Section 409A of the Internal Revenue Code, including the requirement to delay in certain circumstances the payment of any applicable severance for six months following a termination of employment.  The Amendment was entered into by the Company and Mr. Sottile on April 15, 2010.

The foregoing description is a summary and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8−K and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit	Description of Exhibit

10.1	Amendment to John H. Sottile Employment Agreement, dated April 15, 2010, between John H. Sottile and The Goldfield Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2010

The Goldfield Corporation

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial
Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.                      Description

10.1           Amendment to John H. Sottile Employment Agreement, dated April 15, 2010, between John H. Sottile and The Goldfield Corporation.